Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of December 12, 2014, by and among PHOTOMEDEX, INC., a Nevada corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto (individually, an "Investor" and collectively, the "Investors").
WHEREAS, the Company desires to issue and sell to the Investors pursuant to this Agreement an aggregate of 645,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock") and warrants in the form attached hereto as Exhibit A (the "Warrants") to purchase an aggregate of 322,500 shares (the "Warrant Shares") of Common Stock of the Company (the Shares, Warrant and Warrant Shares are collectively referred to as the "Securities"); and
WHEREAS, each Investor wishes to purchase such number of Shares as is set forth opposite such Investor's name in column (3) on the Schedule of Investors and Warrants to purchase such number of Warrant Shares as is set forth opposite such Investor's name in column (4) on the Schedule of Investors, in each case on the terms and subject to the conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:
1.            Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

           (a)            "Affiliate" shall mean, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's board of directors or other management committee or group, by contract or otherwise.
            (b)            "Company Commission Reports" shall mean all reports under Section 13 of the Exchange Act filed by the Company with the Commission during the year prior to the date hereof.

            (c)            "Commission" shall mean the Securities and Exchange Commission.

            (d)            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

            (e)            "Person" shall mean any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, governmental authority or other entity.

            (f)            "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors.

            (g)            "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

            (h)            "Subsidiary" shall mean any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

            (i)            "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Warrants.
2.            Purchase and Sale of Shares and Warrant.

            2.1            Shares and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 below, the Company shall issue and sell to each Investor, and each Investor severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Shares as is set forth opposite such Investor's name in column (3) on the Schedule of Investors, along with the Warrants to acquire that number of Warrant Shares as is set forth opposite such Investor's name in column (4) on the Schedule of Investors.

            2.2            Closing. The closing (the "Closing") of the purchase of the Shares and the Warrants by the Investors shall occur at the offices of Proskauer Rose LLP, 11 Times Square, New York, New York 10036.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on December 12, 2014, subject to the notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (or such later date as is mutually agreed to by the Company and each Investor).  As used herein "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            2.3            Purchase Price. The aggregate purchase price for the Shares and the Warrants to be purchased by each Investor (the "Purchase Price") shall be the amount set forth opposite such Investor's name in column (5) on the Schedule of Investors.  Each Investor shall pay $2.19 for each Share and the related Warrants to be purchased by such Investor at the Closing.

            2.4            Form of Payment. On the Closing Date, (A) each Investor shall pay its respective Purchase Price to the Company for the Shares and the Warrants to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (B) the Company shall deliver to each Investor a stock certificate evidencing the Shares (in such amount as is set forth opposite such Investor's name in column (3) on the Schedule of Investors), along with the Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Investor's name in column (4) on the Schedule of Investors) duly executed on behalf of the Company, in each case registered in the name of such Investor or its designee.

3.            Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor as follows.

            3.1            Incorporation.  Each of the Company and the Subsidiaries is duly organized, validly existing and, where applicable as a legal concept, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted.  Each of the Company and the Subsidiaries is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

            3.2            Capitalization.  The authorized capital stock of the Company consists of Fifty Million (50,000,000) shares of Common Stock and Five Million (5,000,000) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock").  As of December 11, 2014, (i) 19,049,582 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) zero (0) shares of Common Stock were held by the Company in its treasury and (iii) no shares of Preferred Stock were issued and outstanding.  The Company or a Subsidiary owns all of the capital stock of each Subsidiary, which capital stock is validly issued, fully paid and, where applicable as a legal concept, nonassessable.

            3.3            Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken.  When executed and delivered by the Company and the Investors, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.  The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

            3.4            Valid Issuance of the Shares and Warrant Shares.  The Shares being purchased by the Investors hereunder will, upon issuance pursuant to the terms hereof, and the Warrant Shares will, upon exercise of the Warrants in accordance with their terms, be duly authorized, validly issued, fully paid and nonassessable.
            3.5            Consents.  All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date, other than such filings required to be made after the Closing under applicable federal and state securities laws and the registration statement contemplated by the Registration Rights Agreement.

            3.6            No Conflict.  The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of the Company or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Company or its properties or assets other than, in the case of (b) above, any violation, default, right of termination, cancellation, acceleration or loss of benefits the occurrence of which would not be likely to have a Material Adverse Effect.

            3.7            Reports and Financial Statements.  The Company has previously made available to the Investors complete and accurate copies, as amended or supplemented, of the Company Commission Reports.  As of their respective dates, the Company Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein as necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The audited financial statements and unaudited interim financial statements of the Company included in the Company Commission Reports, as of their respective dates, (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing, (b) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and (c) fairly represented in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

            3.8  Absence of Certain Changes or Events. As of the date hereof, there has been no material adverse change in the business, financial condition or results of operations of the Company, other than changes occurring in the ordinary course of business (which changes have not, individually or in the aggregate, had a Material Adverse Effect) since September 30, 2014, the date of the balance sheets included in the Company's Form 10-Q for the quarterly period ending September 30, 2014, except as disclosed by the Company on one or more Current Reports on Form 8-K.

            3.9            Exchange Act Registration; Listing.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Select Market.  The Company currently meets the continuing eligibility requirements for listing on the Nasdaq Global Select Market and has not received any written notice from such market that it does not currently satisfy such requirements or that such continued listing is in any way threatened.  The Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market.

            3.10            Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares and the Warrants issued under this Agreement will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

            3.11            Form S-3.  The Company is eligible to register the Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form S-3 under the Securities Act.

            3.12            Brokers or Finders.  The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.            Representations and Warranties of each Investor.  Each Investor hereby, severally and not jointly, represents and warrants to the Company with respect to himself/itself as follows:

            4.1            Incorporation.  Such Investor is duly organized, validly existing and, where applicable as a legal concept, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted.

            4.2            Authorization.  All action on the part of such Investor and its Affiliates necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken.  When executed and delivered by the Company and the Investors, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.  Such Investor has all requisite power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

            4.3            Purchase Entirely for Own Account, Etc.  Such Investor is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act.  Except as contemplated by this Agreement, such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.  Such Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.
            4.4            Investor Status, Etc.  Such Investor certifies and represents to the Company that at the time the Investor acquires any of the Securities, such Investor will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Such Investor's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment.  Such Investor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

            4.5            Information.  The Company has, prior to the date hereof, provided such Investor with information regarding the business, operations and financial condition of the Company and has, prior to the date hereof, granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Shares and Warrants hereunder, in order for such Investor to make an informed decision with respect to its investment in the Shares and Warrants.  Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

            4.6            Securities Not Registered.  Such Investor understands that the Securities have not been registered under the Securities Act and that the Securities must continue to be held by such Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  Such Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            4.7            Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Article 4 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.  Such Investor is relying on the representations, acknowledgments and agreements made by the Company in Article 3 and elsewhere in this Agreement in making investing, trading and/or other decisions concerning the Company's securities.

              4.8    Non-Affiliate Status; Common Stock Ownership. Such Investor is not acting in association or concert with any other Person in regard to its purchase of Shares and Warrants or otherwise in respect of the Company. Such Investor's investment in Shares and

Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors of the Company.

            4.9     Consents.  All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

            4.10         No Conflict.  The execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Investor (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any provision of the organizational documents of such Investor or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Investor or its properties or assets other than, in the case of (b) above, any violation, default, right of termination, cancellation, acceleration or loss of benefits the occurrence of which would not be likely to have a material adverse effect on the business, financial condition or results of operations of such Investor.

            4.11         Brokers or Finders.  Such Investor has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.            Conditions Precedent.

            5.1            Conditions to the Obligation of each Investor to Consummate the Closing.  The obligation of each Investor to consummate the Closing and to purchase and pay for the Shares and Warrants being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:
            (a)            The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Investor that, in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a) or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

            (b)            The Registration Rights Agreement shall have been executed and delivered by the Company.

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            (c)            The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

            (d)            No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e)            The purchase of and payment for the Shares and the Warrants by such Investor shall not be prohibited by any law or governmental order or regulation.

            (f)            All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Investor, and such Investor shall have received copies (executed or certified, as may be appropriate) of all documents which such Investor may have reasonably requested in connection with such transactions.

            5.2            Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell to each Investor the Shares and the Warrants to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

            (a)            The representations and warranties contained herein of such Investor shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Investor contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

            (b)            The Registration Rights Agreement shall have been executed and delivered by such Investor.

            (c)            Such Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

            (d)            No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e)     The sale of the Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation.

            (f)            All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be

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satisfactory in form and substance to the Company, and the Company shall have received copies (executed or certified, as may be appropriate) of all documents which the Company may have reasonably requested in connection with such transactions.

6.            Transfer, Legends, Short Positions.

            6.1            Securities Law Transfer Restrictions.  No Investor shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Investor of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws.  Any transfer or purported transfer of the Shares or Warrants in violation of this Section 6.1 shall be voidable by the Company.  The Company shall not register any transfer of the Shares or Warrants in violation of this Section 6.1.  The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

            6.2            Legends.  Certificates representing the Shares and Warrant Shares shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer any shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificates: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

            6.3            Short Positions.  Each Investor covenants and agrees that, so long as such Investor owns any Shares, such Investor and its Affiliates, taken as a whole, shall not maintain a net short position in the Common Stock (as determined under Regulation SHO under the Exchange Act ("Regulation SHO") taking into account all positions of such Investor and its Affiliates whether or not such Investor and its Affiliates otherwise would constitute an independent trading unit under Regulation SHO) (a "Net Short Position").  Each Investor covenants and agrees, severally and not jointly, to provide the Company with written notice within one (1) Business Day of any establishment by it and its Affiliates, taken as a whole, of a Net Short Position.

7.            Miscellaneous Provisions.

            7.1            Further Assurances.  The parties agree to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other parties to better evidence

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and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

            7.2            Expenses.  Each party will bear its own costs and expenses in connection with this Agreement.

            7.3            Notices.  Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  PhotoMedex, Inc.
                  100 Lakeside Drive, Ste. 100
                  Horsham, PA 19044
                  Attention: Chief Financial Officer
                  Facsimile: (215) 619-3209

                  If to a Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors,
            7.4            Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

            7.5            No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.
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            7.6            Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a "group" as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.
            7.7            Amendment; Waiver.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company.  The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            7.8            Assignment.  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party.  No party hereto may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other parties.

            7.9            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.  This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

            7.10            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of Nevada.

            7.11            Survival.  The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the

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Closing Date and the consummation of the transactions contemplated herein for a period of two years.

            7.12            Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            7.13            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            7.14            Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            7.15            Entire Agreement.   This Agreement, the Registration Rights Agreement and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Registration Rights Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

PHOTOMEDEX, INC.

By:            __________________________
Name: Dennis M. McGrath
Title:   President & Chief Financial Officer

[INVESTOR]

By:            __________________________
Name:
Title:

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SCHEDULE OF INVESTORS

(1)	(2)	(3)	(4)	(5)	(6)

Investor	Address and Facsimile Number	Aggregate Amount of Shares	Aggregate Number of Warrant Shares	Aggregate Purchase Price	Legal Representative's Address and Facsimile Number

Charles Frisher, accredited high net worth investor, shareholder	[address redacted]	100,000	50,000	$219,000.00
Neal Goldman, accredited high net worth investor, shareholder	[address redacted]	50,000	25,000	$109,500.00
James Sight, Board Member	[address redacted]	150,000	75,000	$328,500.00
Yoav Ben-Dror, Board Member	[address redacted]	115,000	57,500	$251,850.00
Lewis C. Pell, Board Member	[address redacted]	230,000	115,000	$503,700.00

EXHIBIT A

[FORM OF WARRANT]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT AND (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF.

WARRANT
TO PURCHASE COMMON STOCK

OF

PHOTOMEDEX, INC.

Issue Date:  December __, 2014  Warrant No. 2014-__

THIS CERTIFIES that [____________] and its permitted assigns (the "Holder"), has the right to purchase from PHOTOMEDEX, INC., a Nevada corporation (the "Company"), upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, up to [__________] fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on December 12, 2015 and ending at 6:00 p.m., Eastern time, on December 12, 2017 (the "Expiration Date").  This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of December 12, 2014 (the "Securities Purchase Agreement").

1.            Exercise.

(a)            Right to Exercise; Exercise Price.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on December 12, 2015 and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares").  The "Exercise Price" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $2.25 subject to adjustment for the events specified in Section 4 below.

(b)            Exercise Notice.  In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the business day on which the Holder wishes to effect such exercise (the "Exercise Date"), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the "Exercise Notice"), and (ii) a copy of the original Warrant, and, in the case of a Cash Exercise (as defined below), the Holder shall pay the Exercise Price to the Company by wire transfer.  The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued.  In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 4 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company's regularly retained accountants) within two (2) business days following the date on which the Holder's Exercise Notice is delivered to the Company.  The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) business days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)            Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares.  Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)            Cancellation of Warrant.  This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2.            Delivery of Warrant Shares Upon Exercise.  Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise, no later than the close of business on the later to occur of (i) the third (3rd) Trading Day (as defined below) following the Exercise Date specified in such Exercise Notice and (ii) the date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Trading Day following the Exercise Date specified in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) business day following the determination made pursuant to Section 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein.  The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company's designated transfer agent or co-transfer agent in the United States for the Common Stock (the "Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST") and no restrictive legend is required pursuant to the terms of this Warrant, the Securities Purchase Agreement or the Securities Act of 1933, as amended (the "Securities Act"), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date.  In the event that the Transfer Agent is not a participant in FAST, if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date or if a restrictive legend is required pursuant to the terms of this Warrant, the Securities Purchase Agreement or the Securities Act, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.  Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the Securities Act.

3.            Payment of the Exercise Price; Cashless Exercise.  The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a)            through a cash exercise (a "Cash Exercise") by delivering immediately available funds, or

(b)            if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a "Cashless Exercise"), as hereinafter provided.  The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A = the Market Price (as defined below) as of the Exercise Date; and

B = the Exercise Price.

(c)            When used herein, the following terms shall have the respective meanings indicated:
(i)            "Market Price" means, as of a particular date, the average of the daily VWAP on each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.
(ii)            "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably satisfactory to the Company.  If the Common Stock is not listed on an exchange or market as of the Exercise Date, the Market Price shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the "Board") to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Market Price and furnish the Holder with reasonable documentation of the Board's determination of such Market Price.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Market Price within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to Section 3(b) shall be delayed until such determination is made and notice thereof is provided to the Holder.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
(iii)            "Principal Market" means the principal exchange or market on which the Common Stock is listed or traded.
(iv)            "Trading Day" means any day on which the Common Stock is purchased and sold on the Principal Market.
4.            Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.  In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

(a)            Subdivision or Combination of Common Stock.  If the Company, at any time after the date on which this Warrant is originally issued (the "Issue Date"), subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then, effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

(b)            Distributions.  If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is made (the "Distribution Date") (the earlier of such dates being referred to as the "Determination Date").  In the Distribution Notice to a Holder, the Company shall indicate whether the Company has elected (A) to deliver to such Holder, upon any exercise of this Warrant on or after the Determination Date, the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Determination Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the business day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the Company's Board of Directors.  If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.
(c)            Major Transactions.  In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing, other than a transaction described in Sections 4(a) and 4(b), being a "Major Transaction"), the Company will give the Holder at least ten (10) Trading Days written notice prior to the earlier of (x) the closing or effectiveness of such Major Transaction and (y) the record date for the receipt of such shares of stock or securities or other assets.  In the event of a Major Transaction, the Holder shall be permitted (but not required) to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of suchconsideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent any portion of this Warrant remains unexercised following such record date, such portion shall be cancelled in its entirety.
(d)            Adjustments; Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock), then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.  Any adjustment made herein pursuant to Section 4(a) that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

5.            Forced Exercise.

(a)            Forced Exercise.  If at any time from and after the Issuance Date (the "Forced Exercise Eligibility Date"), the arithmetic average of the VWAP of the Common Stock for any twenty (20) Trading Days during a consecutive twenty (20) Trading Day period that commences following the Forced Exercise Eligibility Date (the "Forced Exercise Measuring Period") equals or exceeds $5.00 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date), the Company shall have the right to require the Holder to exercise all or any portion of the unexercised portion of this Warrant, in each case as designated in the Forced Exercise Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1 hereof at the Exercise Price as of the Forced Exercise Date (as defined below) (a "Forced Exercise").  The Company may exercise its right to require Forced Exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Forced Exercise Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Warrants and the Transfer Agent (the "Forced Exercise Notice" and the date all of the holders received such notice by facsimile is referred to as the "Forced Exercise Notice Date").  The Forced Exercise Notice shall be irrevocable.  The Forced Exercise Notice shall state (A) the Trading Day selected for the Forced Exercise, which Trading Day shall be no sooner than twenty (20) Trading Days nor later than forty (40) Trading Days following the Forced Exercise Notice Date (the "Forced Exercise Date"), (B) the aggregate number of Warrant Shares subject to Forced Exercise from the Holder (the "Forced Exercise Share Number") and all of the holders of the Warrants pursuant to this Section 5 (the "Holders'Aggregate Forced Exercise Share Number") (and analogous provisions under the other Warrants), and (C) the number of shares of Common Stock to be issued to the Holder on the Forced Exercise Date.  Notwithstanding the foregoing, the Company may not deliver more than two (2) Forced Exercise Notices hereunder and a Forced Exercise Notice may not be delivered until at least thirty (30) Trading Days after the immediately preceding Forced Exercise Date.  Notwithstanding the foregoing, nothing in this subsection shall prevent the Holder from exercising this Warrant, in whole or part, on or prior to the Forced Exercise Date.  The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Forced Exercise Notice through the Forced Exercise Date.

(b)            Pro Rata Forced Exercise Requirement.  If the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a), then it must simultaneously take the same action in the same proportion with respect to all of the Warrants.  If  the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a) (or similar provisions under the other Warrants) with respect to less than all of the Warrant Shares then outstanding under this Warrant, then the Company shall require a forced exercise of a number of Warrant Shares from each of the holders of the Warrants equal to each Holders' Pro Rata Amount of the total number of warrant shares subject to such Forced Exercise pursuant to all of the Warrants (such fraction with respect to each Holder is referred to as its "Forced Exercise Allocation Percentage," and such amount with respect to each Holder is referred to as its "Pro Rata Forced Exercise Amount"); provided, however, that in the event that any Holder's Pro Rata Forced Exercise Amount exceeds the outstanding number of warrant shares of such holder's Warrant, then such excess Pro Rata Forced Exercise Amount shall be allocated amongst the remaining holders of Warrants in accordance with the foregoing formula.  In the event that the initial holder of any Warrants shall sell or otherwise transfer any of such Holder's Warrants, the transferee shall be allocated a pro rata portion of such Holder's Forced Exercise Allocation Percentage and the Pro Rata Forced Exercise Amount.

6.            Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock.  If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

7.            Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such transfer or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act of 1933, as amended, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement.  Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

8.            Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

9.            Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

10.            Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11.            No Rights as Stockholder.

Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Exercise Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
12.            Notice or Demands.
Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

PhotoMedex, Inc.
100 Lakeside Drive, Ste. 100
Horsham, PA 19044
Attention: Chief Financial Officer
Facsimile: (215) 619-3209

and if to the Holder, at such address as the Holder shall have furnished the Company in writing.

13.            Amendments.
Neither this Warrant nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and  the Warrant Holders holding warrants issued by the Company pursuant to the Securities Purchase Agreement which are exercisable for at least two-thirds (2/3) of the number of shares into which all of the then outstanding warrants issued by the Company pursuant to the Securities Purchase Agreement are exercisable (without regard to any limitation contained herein on such exercise).  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Warrant Holder, each future Warrant Holder and the Company.  Notwithstanding the foregoing, this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only if such amendment and waiver applies to the warrants issued to Warrant Holders pursuant to the Securities Purchase Agreement all in the same fashion.

 The failure of any party to exercise any right or remedy under this Warrant or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.  No waiver of any term, provision or condition of this Warrant, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Warrant.

14.            Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of Nevada.

15.            Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

16.            Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

17.            Entire Agreement.

This Warrant, the Securities Purchase Agreement and the Registration Rights Agreement (as defined in the Securities Purchase Agreement) (the "Transaction Documents") constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Warrant, the Securities Purchase Agreement and the Registration Rights Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

PHOTOMEDEX, INC.

By:            __________________________
                                                                                                                      Name: Dennis M. McGrath
Title: President & Chief Financial Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase                 of the shares of Common Stock ("Warrant Shares") of ___________________________ evidenced by the attached Warrant (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.            Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 3(b) of the attached Warrant.

2.            Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date: ______________________

___________________________________
Name of Registered Holder

By:  _______________________________
       Name:
       Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase            shares of the Common Stock of _____________________ evidenced by the attached Warrant.

Date: ______________________

___________________________________
Name of Registered Holder

By:  _______________________________
       Name:
       Title:

Transferee Name and Address: